Exhibit 15.1

KPMG Auditores Independentes

Rua do Passeio, 38, setor 2, 17º andar - Centro

20021-290 - Rio de Janeiro - RJ

Caixa Postal 2888 - CEP 20001-970 - Rio de Janeiro/RJ - Brasil

Telefone +55 (21) 2207-9400, Fax +55 (21) 2207-9000

www.kpmg.com.br

December 28, 2018

Petróleo Brasileiro S.A. - Petrobras

Avenida República do Chile 65

Rio de Janeiro - RJ

Petrobras Global Finance B.V. - PGF

Weena 762, 3014 DA

Rotterdam, The Netherlands

Re: Post-Effective Amendment No. 1 dated December 28, 2018, to Registration Statements on Form F-3 (File Nos. 333-227087 and 333-227087-01)

With respect to the Post-Effective Amendment No. 1 dated December 28, 2018, to the Registration Statements on Form F-3 (File Nos. 333-227087 and 333-227087-01) of Petróleo Brasileiro S.A. – Petrobras (“Petrobras”) and Petrobras Global Finance B.V. dated August 28, 2018, we acknowledge our awareness of the use and incorporation by reference therein of our reports dated August 2, 2018 and November 5, 2018 related to our review of interim financial information of Petrobras as of June 30, 2018 and for the six-month periods ended June 30, 2018 and 2017, included in its Form 6-K furnished to the Securities and Exchange Commission on August 3, 2018, and as of September 30, 2018 and for the nine-month periods ended September 30, 2018 and 2017, included in its Form 6-K furnished to the Securities and Exchange Commission on November 6, 2018.

Pursuant to Rule 436 under the U.S. Securities Act of 1933, as amended (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes
KPMG Auditores Independentes
Rio de Janeiro, Brazil

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas á KPMG International Cooperative (“KPMG International”), uma entidade suĺça.	KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.